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                                                                   EXHIBIT 23.16


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 31, 1998 and 1997 on the financial statements of Pan American Electric, Inc. included in the current report on Form 8-K of Integrated Electrical Services, Inc. dated June 29, 1999 and to all references to our Firm included in this Registration Statement.




                                           Cooper, Travis & Company, PLC
                                           Certified Public Accountants

Nashville, Tennessee
November 15, 1999